EXECUTION VERSION

LOAN SALE AND CONTRIBUTION AGREEMENT by and between OFSCC-FS HOLDINGS, LLC, as the Seller and OFSCC-FS, LLC, as the Buyer Dated as of June 20, 2019

LOAN SALE AND CONTRIBUTION AGREEMENT
THIS LOAN SALE AND CONTRIBUTION AGREEMENT, dated as of June 20, 2019 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is between OFSCC-FS HOLDINGS, LLC (together with its successors and assigns, “Parent,” and in its capacity as seller hereunder, together with its successors and assigns, the “Seller”); and OFSCC-FS, LLC, a Delaware limited liability company (together with its successors and assigns, the “Buyer”).
WHEREAS, pursuant to this Agreement, the Buyer may from time to time purchase certain assets from the Seller and the Seller may from time to time sell to the Buyer certain assets originated or acquired by the Seller in its normal course of business, together with, among other things, certain related security and rights of payment thereunder.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS

Section 1.01. Definitions.
Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Credit Agreement (as defined below), unless the context otherwise requires. In addition, as used herein, the following defined terms shall have the following meanings:
“Advance Date” means the date of each Advance made to the Buyer with respect to any Collateral Loan under the Credit Agreement.
“Agreement” shall have the meaning provided in the first paragraph of this Agreement.
“Buyer” shall have the meaning provided in the first paragraph of this Agreement.
“Collections” means all cash collections, distributions, payments or other amounts received, or to be received by the Buyer from any Person in respect of any Collateral Loan constituting Transferred Assets, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to Buyer under or in connection with any such Collateral Loan and all proceeds from any sale or disposition of any such Collateral Loan.
“Credit Agreement” means the Revolving Credit and Security Agreement, dated as of the date hereof, by and among the Buyer, as borrower, the Lenders from time to time party thereto, BNP Paribas, as Administrative Agent, Parent, as Equityholder, OFS Capital Corporation, a Delaware corporation, as Servicer and Citibank, N.A., as Collateral Agent.
“Excluded Amounts” means (a) any amount received by, on or with respect to any Collateral Loan in the Transferred Assets, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Collateral Loan, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Loan which is held in an escrow account for the benefit of the related obligor and the secured party (other than the Seller in its capacity as lender with respect to such Collateral Loan) pursuant to escrow arrangements, (c) any amount with respect to any Collateral Loan repurchased or substituted by the Seller under Article VI hereof to the extent such amount is attributable to a time after the effective date of such repurchase or substitution, (d) any Retained Fee retained by the Seller or its affiliates in connection with the origination of any Collateral Loan, (e) any Zero Coupon Obligation related to any Collateral Loan that the Seller determines will not be transferred to the Buyer by the Seller in connection with the sale of any related Collateral Loan hereunder and (f) any amount deposited into the Collection Account in error, in each case as determined by the Collateral Agent.
“Indemnified Amounts” shall have the meaning provided in Section 2.04.
“Indemnified Party” shall have the meaning provided in Section 2.04.
“Loan List” means the complete list of Collateral Loans provided by the Seller to the Buyer on each Purchase Date that constitute Transferred Assets after giving effect to any Purchases or repurchases on such date (which list shall include an indication of each Collateral Loan that constitutes a Participation Interest) and incorporated as Schedule I to this Agreement by reference, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.
“Parent” shall have the meaning provided in the first paragraph of this Agreement.
“Participation Interest” shall have the meaning provided in Section 2.01(i).
“Purchase” means a purchase or other acquisition by the Buyer of Transferred Assets from or as directed by the Seller pursuant to the terms of this Agreement.
“Purchase Date” means any day on which any Collateral Loan is acquired by the Buyer pursuant to the terms of this Agreement, and including, for the avoidance of doubt, any day on which the Buyer acquires a Participation Interest from the Seller and any day on which any Collateral Loan is funded directly by the Buyer as set forth in Section 2.03(d).
“Purchase Price” shall have the meaning provided in Section 2.02.
“Related Documents” means, with respect to any Collateral Loan, all agreements or documents evidencing, securing, governing or giving rise to such Collateral Loan and all reports, certificates and similar documents delivered to lenders in connection therewith.
“Repurchase Price” means, on any date of determination with respect to any Collateral Loan, an amount at least equal to the fair market value (as determined by the Seller) of the related Collateral Loan. To the extent any Repurchase Price exceeds the fair market value (as determined by the Seller) of the related Collateral Loan, such excess shall be deemed a capital contribution by the Seller to the Buyer.
“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, and provided such Person is entitled to retain the same in accordance with Applicable Law.
“Seller” shall have the meaning provided in the first paragraph of this Agreement.
“Transferred Assets” shall have the meaning provided in Section 2.01.
“Warranty Collateral Loan” shall have the meaning provided in Section 6.03.

Section 1.02.    Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
Section 1.03.    Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.
Section 1.04.    Interpretation.

In this Agreement, unless a contrary intention appears:
(i)the singular number includes the plural number and vice versa;

(ii)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Facility Documents;

(iii)references to “including” means “including, without limitation”;

(iv)reference to day or days without further qualification means calendar days;

(v)unless otherwise stated, reference to any time means New York, New York time;

(vi)references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii)reference to any agreement (including any Facility Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Facility Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(viii)reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05.    References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

Section 1.06.    Calculations

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.
ARTICLE II
TRANSFER OF LOAN ASSETS
Section 2.01.    Sale, Transfer and Assignment.

(a)On the terms and subject to the conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on each Purchase Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby Purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Delayed Drawdown Collateral Loan conveyed by the Seller to Buyer hereunder which obligations Buyer hereby assumes) in the property identified in clauses (i)-(v) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case above and below excluding the Excluded Amounts) (collectively, the “Transferred Assets”):

(i)the Collateral Loans listed on each Loan List delivered by the Seller to the Buyer with respect to such Purchase Date pursuant to this Section 2.1(a) and all monies due, to become due or paid in respect of such Collateral Loans on and after the related Purchase Date, including but not limited to all Collections and other recoveries thereon, in each case as they arise after the related Purchase Date;

(ii)all Liens with respect to the Collateral Loans referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iii)all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Collateral Loans referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iv)all Related Documents with respect to the Collateral Loans referred to in clause (i) above; and

(v)all income and proceeds of the foregoing.

For the avoidance of doubt, and without limiting the foregoing, the term “Transferred Assets” shall, for all purposes of this Agreement, be deemed to include any Collateral Loan funded directly by the Buyer that is an obligation with respect to which the Seller, either itself or through related entities (other than the Buyer), directly or indirectly, was involved in the original agreement which created such obligation, or any Collateral Loan acquired by the Buyer as provided in Section 2.03(e).

(b)From and after each Purchase Date, the Transferred Assets listed on the relevant Loan List shall be deemed to be Transferred Assets hereunder.

(c)Except as specifically provided in this Agreement, the sale and purchase of Transferred Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the obligors. The representations and warranties of Seller with respect to the Transferred Assets do not address the creditworthiness of the obligor on such Transferred Assets or the risk of default or declines in credit quality with respect to such Transferred Assets after the related Purchase Date or Advance Date, as applicable. The sale and purchase of any Transferred Asset hereunder does not constitute and is not intended to result in a creation or assumption by the Buyer or any assignee of the Buyer (including the Collateral Agent for the benefit of the Secured Parties), of any obligation of the Seller or any other person as administrative agent, collateral agent or paying agent under any Collateral Loan.

(d)In connection with each Purchase of Transferred Assets as contemplated by this Agreement, the Buyer hereby directs the Seller to, and the Seller agrees that it will Deliver, or cause to be Delivered, to the Securities Intermediary, each Collateral Loan being transferred to the Buyer on such Purchase Date in accordance the applicable provisions of the Credit Agreement. The Seller shall take such action reasonably requested by the Buyer or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Credit Agreement have an enforceable and perfected security interest in the Transferred Assets purchased by the Buyer as contemplated by this Agreement.

(e)In connection with each Purchase by the Buyer of Transferred Assets as contemplated by this Agreement, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to the related Purchase Date, that such Transferred Assets have been Purchased by the Buyer in accordance with this Agreement.

(f)The Seller further agrees to deliver to the Buyer on or before each Purchase Date a computer file containing a true, complete and correct Loan List (which shall contain the related outstanding principal balance, loan number and obligor name for each Collateral Loan) as of the related Purchase Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.

(g)It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Transferred Assets to the Buyer as provided in Section 2.01 shall constitute an absolute sale, conveyance and transfer conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Transferred Assets shall not be part of the Seller’s bankruptcy estate in the event of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding of the Seller (or in the event that a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed with respect to the Seller). Furthermore, it is not intended that such conveyance be deemed a pledge of the Collateral Loans and the other Transferred Assets to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.01 is determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all right, title and interest in and to the Transferred Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Transferred Assets together with all of the other obligations of the Seller hereunder, and the Buyer hereby assigns all of its right, title and interest in such security interest to the Collateral Agent, for the benefit of the Secured Parties. The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(h)Participation Interests.

(i)Notwithstanding anything to the contrary herein, any sale of a Collateral Loan contemplated hereunder may take the form of a grant of a 100% undivided participation interest in a Loan that is an Eligible Collateral Loan (a “Participation Interest”), the legal title to which is held by the Seller, and for which the Buyer shall acquire the Participation Interest and assume and agree to perform and comply with all assumed obligations of the Seller with respect to the related Collateral Loan. The parties hereby agree to treat the transfer of any Participation Interests by Seller to Buyer as a sale and purchase on all of their respective relevant books and records as otherwise provided in this Section 2.01.

(ii)The Seller and the Buyer hereby acknowledge and agree that (A) each sale of a Participation Interest is being effectuated pursuant to this Agreement instead of an assignment of Seller’s legal interest in and title (the transfer of which to Buyer will not be effective until the individual assignments of the related Collateral Loan become effective) to the related Collateral Loan because the conditions precedent under the related underlying instruments to the transfer, assignment and conveyance of the Seller’s legal interest in and title to such Collateral Loan may not be fully satisfied as of the applicable Purchase Date and (B) any conveyance of a Participation Interest hereunder shall have the consequence that the Seller does not have an equitable interest in the related Collateral Loan and the Buyer holds 100% of the equitable interest in such Collateral Loan. At no additional cost to the Buyer, the Seller will prepare individual assignments consistent with the requirements of the related underlying instruments and provide them to any Persons required under such underlying instruments, which assignments will become effective in accordance with such underlying instruments upon obtaining certain consents thereto or upon the passage of time or both. The Seller shall pay any transfer fees and other expenses payable in connection with such assignments. Upon any such assignment becoming effective (each, an “Assignment Effective Date”), the Seller and the Buyer agree, for administrative convenience, that the Seller shall, in accordance with the Credit Agreement (on behalf of the Buyer), transfer or cause the transfer of the related Collateral Loan directly to the Securities Intermediary, each assigned Collateral Loan being transferred to the Buyer.

(iii)The Seller shall direct all obligors, administrative agents and loan agents (as applicable) with respect to the participated Collateral Loan to pay any Interest Proceeds and Principal Proceeds with respect thereto into the Collection Account. Upon the Seller’s receipt of any Interest Proceeds or Principal Proceeds, the Buyer hereby instructs the Seller to remit, and Seller shall remit, or cause to be remitted, such Interest Proceeds or Principal Proceeds, as applicable, within two Business Days of its receipt thereof directly to the Collection Account. For the avoidance of doubt, this Section 2.01(i)(iii) shall not apply to Excluded Amounts.

(iv)Upon receipt by the Buyer or the Securities Intermediary of the effective assignment of any participated Collateral Loan pursuant to this Section 2.01(i), the Seller, for value received, hereby conveys to the Buyer, and the Buyer hereby purchases from the Seller (A) all of Seller’s right, title and interest in, to and under the assigned Collateral Loan and (B) all right, title and interest with respect thereto (including all obligations of the Seller as lender to fund any Collateral Loan conveyed by Seller to Buyer).

(v)The Seller (individually and on behalf of its affiliates) shall not be obligated to make any payment to the Buyer in anticipation of the receipt of funds from the related obligor with respect to any Participation Interest. If the Seller (individually or on behalf of its affiliates) is required at any time to return to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the obligor to the Seller or any such affiliates and transferred by the Seller to (and paid to) the Buyer, then the Buyer shall, on demand of the Seller, forthwith return to or at the direction of the Seller any such payments transferred (and paid) to the Buyer by or on behalf of the Seller in respect of the Participation Interest, but without interest on such payments (unless the Seller or such affiliate is required to pay interest on such amounts to the Person recovering such payments).

(vi)    With respect to each Collateral Loan that is the subject of a Participation Interest, in the event the Seller receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification (howsoever denominated) under or in respect of any related underlying instruments or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, the Seller will give prompt notice thereof to the Buyer. In any such event, the Seller will, with respect to the Collateral Loan that is the subject of the Participation Interest to the extent permitted by the underlying instruments, exercise all voting and other powers of consensual ownership relating to such amendment, supplement, consent, waiver or other modification (howsoever denominated) or the exercise of such rights or remedies as the Buyer directs the Seller in writing.
Section 2.02.    Purchase Price.

The purchase price for each Transferred Asset purchased by the Buyer in accordance with this Agreement shall be a dollar amount equal to the fair market value or reasonable equivalent thereof as determined by the Seller (the “Purchase Price”).
Section 2.03.    Payment of Purchase Price.

(a)    The Purchase Price for any Transferred Asset acquired by the Buyer on any Purchase Date pursuant to this Agreement shall be paid in a combination of (i) immediately available funds and (ii) if the Buyer does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account any Advance the Buyer expects to receive pursuant to the Credit Agreement), or as otherwise provided in Section 2.03(b), by means of a capital contribution by the Seller to the Buyer.

(b)    Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Transferred Assets proposed to be transferred to the Buyer on such date as a capital contribution to the Buyer. In such event, the cash portion of the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Transferred Assets that was so contributed; provided that Transferred Assets contributed to the Buyer as capital shall constitute Transferred Assets for all purposes of this Agreement. To the extent the fair market value of any Transferred Asset purchased or acquired by replacement and substitution by Buyer pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefor, such excess shall be deemed to be a capital contribution from the Seller to the Buyer.

(c)    Upon the payment of the Purchase Price for any Transferred Asset, title to such Transferred Assets (or, in the case of a Participation Interest, the rights granted hereunder in respect thereof) shall vest in Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

(d)    The Seller and the Buyer acknowledge and agree that, solely for administrative convenience, any assignment agreement required to be executed and delivered in connection with the transfer of a Collateral Loan in accordance with the terms of any Related Documents may reflect that the relevant upstream seller, if any, is assigning such Collateral Loan directly to the Buyer. Nothing in any assignment agreement shall be deemed to impair the transfer of the related Collateral Loan by the Seller to the Buyer in accordance with the terms of this Agreement. Any such Collateral Loan so assigned for administrative convenience shall be deemed sold and transferred by the related upstream seller to the Seller and, pursuant to this Agreement, shall be sold and transferred by the Seller to the Buyer. For the avoidance of doubt, all of the provisions of this Agreement, including without limitation the conditions precedent to all purchases, the representations and warranties of the Seller, the covenants of the Seller and the indemnity of the Seller, contained in Section 3.02, Article IV, Article V and Article VII hereof, respectively, shall apply to the Seller with equal force with respect to any such sales and assignments for administrative convenience by any related upstream seller to the Buyer as if such sale and assignment was directly from the Seller to the Buyer.

(e)    The Buyer shall not purchase or acquire Collateral Loans from the Seller or any of its Affiliates hereunder unless (i) the terms and conditions of such Purchase are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all Applicable Laws.

Section 2.04.    Indemnification. The Seller shall indemnify the Buyer and its successors, transferees, and assigns (including each Secured Party) (each of the foregoing Persons being individually called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for any Indemnified Party) in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnified Party or awarded against any Indemnified Party by any Person (including the Seller) arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such Indemnified Amounts (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct of such Indemnified Party or its reckless disregard of its duties hereunder or any Facility Document, (x) result from a claim brought by the Seller against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Facility Document, if the Seller has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) any punitive, indirect, consequential, special damages, lost profits or other similar damages or (z) result from the performance or non-performance of the Collateral Loans. If the Seller has made any payment pursuant to this Section 2.04 and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Seller such amounts collected. The parties hereto agree that this Section 2.04 shall not be interpreted to provide recourse to or against Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to any Collateral Loan. Seller shall have no liability for making indemnification under this Agreement to the extent any such indemnification constitutes recourse for uncollectible or uncollected Collateral Loans.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01.    Conditions Precedent to Closing.

The effectiveness of this Agreement is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Facility Document (other than a condition precedent in any such other Facility Document relating to the effectiveness of this Agreement) shall have been fulfilled, and (ii) on or prior to the Closing Date, the Seller shall have delivered to the Buyer each of the following items in form and substance satisfactory to the Buyer:
(a)    Counterparts of this Agreement executed on behalf of the Seller; and

(b)    UCC-1 financing statements naming the Seller, as debtor, the Buyer, as secured party, and the Collateral Agent, as assignee, for the benefit of the Secured Parties, describing the Transferred Assets and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by Applicable Law, in form and substance satisfactory to the Buyer.

Section 3.02.    Conditions Precedent to all Purchases.

The obligations of the Buyer to Purchase any Transferred Asset from the Seller on any Purchase Date shall be subject to the satisfaction of the following conditions precedent that:
(a)all representations and warranties of the Seller contained in Sections 4.01 and 4.02 with respect to such Transferred Asset shall be true and correct on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such day;

(b)the Seller shall have delivered to the Buyer a Loan List that is true, accurate and complete in all material respects as of the related Purchase Date;

(c)on and as of such Purchase Date, the Seller shall have performed all of the covenants and agreements required to be performed by it with respect to such Transferred Asset on or prior to such date in accordance with the provisions of this Agreement; and

(d)no Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof.

Section 3.03.    Release of Excluded Amounts.

The parties acknowledge and agree that the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Buyer of any Excluded Amounts, the Buyer hereby irrevocably agrees to deliver and release to the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer; provided that the Buyer shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.
ARTICLES IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.    Representations and Warranties Regarding the Seller.
.
As of the Closing Date, as of each Purchase Date and as of the date of each Advance, as applicable, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:
(a)Due Organization. The Seller is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Facility Document to which it is a party and to consummate the transactions herein and therein contemplated.

(b)Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution, delivery and performance of this Agreement by the Seller and each such other Facility Document to which it is a party, and the consummation of the transactions contemplated herein and therein have been duly authorized by Seller and this Agreement and each other Facility Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)Non-Contravention. The execution, delivery and performance of this Agreement by the Seller and each other Facility Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its Constituent Documents and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case as would reasonably be expected to have a Material Adverse Effect.

(d)No Adverse Proceedings. The Seller is not subject to any proceeding that would reasonably be expected to have a Material Adverse Effect.

(e)Authorizations. The Seller has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Facility Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f)Solvency. As of the date of this Agreement the Seller is, and after giving effect to each sale of Transferred Assets hereunder it will be, Solvent and it is not entering into this Agreement or any other

Facility Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

(g)Taxes. The Seller has timely filed all material Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Seller has paid or withheld (as applicable) all material Taxes owing or required to be withheld by it (if any) shown on such Tax returns; except, in each case, (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP or (y) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h)Place of Business; No Changes. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Seller has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(i)Sale Treatment. Other than for consolidated accounting purposes, the Seller has treated the transfer of Transferred Assets to the Buyer for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records; provided that, solely for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of the Transferred Assets will not be recognized.

(j)Back-Up Security Interest. In the event that, notwithstanding the intent of the parties, the transfers hereunder shall be characterized as loans and not as sales and/or contributions, then:

(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Collateral Agent (as assignee of the Buyer), for the benefit of the Secured Parties, in all right, title and interest of the Seller in the Transferred Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii)the Transferred Assets constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii)the Seller owns and has, and upon the sale and transfer thereof by the Seller to the Buyer, the Buyer will have valid title to the Transferred Assets free and clear of any Lien (other than Permitted Liens);

(iv)the Seller has received all consents and approvals required by the terms of the Collateral Loans to any sale of the Collateral Loans hereunder to the Buyer (except (A) to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC and (B) for any customary procedural requirements and agents’ and/or obligors’ consents expected to be obtained in due course in connection with the transfer of the Collateral Loans to the Buyer (except, in the case of clause (B), for any such agents’ consents where the Seller or any of its Affiliates is the agent which the Seller has or will obtain), and (C) any such consent which the failure to obtain would not reasonably be expected to have a Material Adverse Effect);

(v)the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Transferred Assets granted to the Buyer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi)except with respect to any Collateral Loan for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Collateral Loans have been Delivered by the Seller at the direction of the Buyer as required under the Credit Agreement; and
(vii)none of the promissory notes, if any, that constitute or evidence any Collateral Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Buyer.

(k)    Value Given. The cash payments, if any, received by the Seller, and the increase in the Seller’s equity interest in the Buyer as a result of any capital contribution by the Seller to the Buyer in respect of the purchase price of the Transferred Assets sold hereunder constitute reasonably equivalent value in consideration for the transfer to the Buyer of such Transferred Assets under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.

(l)    Lack of Intent to Hinder, Delay or Defraud. Neither the Seller nor any of its Affiliates has sold, or will sell, any interest in any Collateral Loans with any intent to hinder, delay or defraud any of their respective creditors.

(m)    Non-consolidation. The Seller conducts its affairs such that (i) the Buyer would not be substantively consolidated in the estate of the Seller and their respective separate existences would not be disregarded in the event of the Seller’s bankruptcy and (ii) in its capacity as designated manager of the Buyer, such that Buyer is in compliance with the provisions of its Constituent Documents (provided, however, Seller does not hereby agree to maintain the solvency of the Buyer or agree to pay any of the Buyer’s obligations or liabilities).

(n)    Accuracy of Information. All written information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by the Seller or on its behalf to the Buyer in connection with this Agreement or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Seller or on its behalf to the Buyer for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not be (when taken as a whole and after giving effect to all written updates provided by the Seller or on its behalf to the Buyer from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Seller or on its behalf which was provided to the Seller from an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Seller; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Buyer by the Seller or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Seller represents only that such information represents the Seller’s good faith estimates as of the date of preparation thereof, based upon assumptions the Seller believed to be reasonable and accurate at the time made, it being recognized by the Buyer that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Seller and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(o)    Set-Off, etc. To the knowledge of the Seller after reasonable inquiry, except as disclosed to the Buyer, as of the related Purchase Date, (x) such Collateral Loan has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or by the Obligor thereof, and (y) such Collateral Loan is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Collateral Loan or otherwise, by the Seller or by the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Loans not otherwise prohibited under the Facility Documents.

(p)    Valid Title. Other than the security interest granted to the Buyer pursuant to this Agreement and other Permitted Liens, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Loans, except for security interests, if any, with respect to such Collateral Loans that will be released on or prior to the applicable Purchase Date. The Seller has not authorized the filing of and is not aware of any financing statements naming the Seller as debtor that include a description of collateral covering the Collateral Loans other than (x) with respect to any security interest will be released on or prior to the applicable Purchase Date or (y) any other financing statement (A) relating to the security interest granted to the Buyer under this Agreement or other Permitted Liens, or (B) that has been terminated or for which a release or partial release has been or will be timely filed. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller other than any such Lien that is not otherwise prohibited by the Credit Agreement.

Section 4.02.    Representations and Warranties of the Seller Relating to the Agreement and the Transferred Assets.

The Seller hereby represents and warrants to the Buyer as of each Purchase Date, each Assignment Effective Date and each Advance Date with respect to the Transferred Assets to be acquired by the Buyer on that date, as applicable:
(a)Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Seller in, to and under such Transferred Assets, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. Neither the Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Collection Account and if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC.

(b)Eligibility of Transferred Assets. As of each Purchase Date and each Advance Date, as applicable (i) the Loan List is an accurate and complete listing of such Transferred Assets as of the related Purchase Date or the related Advance Date, as applicable, and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct in all material respects as of the related Purchase Date or the related Advance Date, as applicable, and (ii) as of its Purchase Date and as of its Advance Date, each such Collateral Loan satisfies or satisfied, as applicable, the definition of Eligible Collateral Loan (unless otherwise consented to by the Administrative Agent).

(c)No Fraud. Each Collateral Loan was originated without any fraud or material misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the Obligor.

Section 4.03.    Representations and Warranties Regarding the Buyer

By its execution of this Agreement, the Buyer represents and warrants to the Seller that:
(a)    Due Organization. The Buyer is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Facility Document to which it is a party and to consummate the transactions herein and therein contemplated.

(b)    Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution, delivery and performance of this Agreement by the Buyer and each other Facility Document to which it is a party, and the consummation of the transactions contemplated herein and therein have been duly authorized by Buyer and this Agreement and each other Facility Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    Non-Contravention. The execution, delivery and performance of this Agreement by the Buyer and each other Facility Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its Constituent Documents and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case as would reasonably be expected to have a Material Adverse Effect.

(d)    No Adverse Proceedings. The Buyer is not subject to any proceeding that would reasonably be expected to have a Material Adverse Effect.

(e)    Authorizations. The Buyer has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Facility Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f)    Place of Business; No Changes. The Buyer’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Buyer has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location, within the four months preceding the Closing Date.

(g)    Sale Treatment. Other than for consolidated accounting purposes of the Seller, the Buyer has treated the transfer of Collateral Loans from the Seller for all purposes as a sale and/or capital contribution and purchase on all of its relevant books and records; provided that, solely for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of the Collateral Loans will not be recognized.

Section 4.04.    Ordinary Course of Business.

Each of the Seller and the Buyer represents and warrants to the other as to itself that in the event the conveyances of the Transferred Assets provided for in Section 2.01(a) of this Agreement are determined by a court of competent jurisdiction to be a transfer for security purposes, each remittance of payments, if any, by the Seller hereunder to the Buyer under this Agreement will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Buyer, as the case may be, and (ii) made in the ordinary course of business or financial affairs of the Seller and the Buyer.
The representations and warranties set forth in Article IV shall survive (i) the Purchase of the Collateral Loans by the Buyer, (ii) the termination of the rights and obligations of the Buyer and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Buyer and the Seller under the Credit Agreement. Upon discovery by an authorized officer of the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.
ARTICLE V

COVENANTS

Section 5.01.    Affirmative Covenants of the Seller.

From the date hereof until the payment in full of the Advances and the termination of all Individual Lender Maximum Funding Amounts:
(a)Preservation of Limited Liability Company Existence. The Seller shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Facility Documents or any of the Transferred Assets, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)Delivery of Collections. The Seller will direct all payments relating to all Transferred Assets to be remitted directly to the Collection Account. In the event any payments relating to any Transferred Asset are remitted directly to the Seller or any Affiliate of the Seller (other than the Buyer), the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account promptly following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer (and its assignees).

(c)Protection of Interest in Transferred Assets. The Seller shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Buyer and to grant more effectively all or any portion of the Transferred Assets, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof.

(d)Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date hereof, the Seller will take all reasonable steps to maintain the Buyer’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (except as otherwise required under GAAP, applicable tax law or as required herein). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:

(i)the Seller will take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with Section 5.05 of the Credit Agreement (provided, however, that the Seller does not hereby guaranty the solvency of the Buyer, agree to pay any of the Buyer’s obligations, or provide any guaranty or indemnity with respect to liabilities of the Buyer resulting from the performance or non-performance of the Collateral Loans);

(ii)the Seller shall maintain corporate records and books of account separate from those of the Buyer;

(iii)the annual financial statements of the Seller (if any) shall disclose the effects of the Seller’s transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way, other than by virtue of the Buyer being included in the consolidated financial statements of the Seller and any related disclosures as is necessary or appropriate under GAAP or applicable federal securities laws and regulations, that the assets of the Buyer, including, without limitation, the Transferred Assets, could be available to pay creditors of the Seller or any other Affiliate of the Seller;

(iv)the resolutions, agreements and other instruments underlying the transactions described herein shall be continuously maintained by the Seller as official records;

(v)the Seller shall maintain an arm’s-length relationship with the Buyer and will not hold itself out as being liable for the debts of the Buyer;

(vi)except as permitted by the Credit Agreement, the Seller shall keep its assets and its liabilities wholly separate from those of the Buyer;

(vii)the Seller will avoid the appearance, and promptly correct any known misperception of any of its creditors, that the assets of the Buyer are available to pay the obligations and debts of the Seller (it being understood that the Buyer may be consolidated with the Seller as is necessary or appropriate under GAAP and included in the Seller’s consolidated financial statements as contemplated above); and

(viii)to the extent that the Seller manages the Collateral Loans and performs other services on the Buyer’s behalf, it will clearly identify itself as an agent for the Buyer in the performance of such duties, provided, however, that the Seller will not be required to so identify itself when communicating with obligors not in its capacity as agent for the Buyer but rather in its capacity as agent for a group of lenders.

(e)    Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents in the possession of or reasonably obtainable by the Seller without undue burden or expense which are necessary or desirable, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Buyer and its assignees (including, without limitation, the Collateral Agent) to carry out their responsibilities under the Facility Documents.

Section 5.02.    Negative Covenants of the Seller.

From the date hereof until the payment in full of the Advances and the termination of all Individual Lender Maximum Funding Amounts:
(a)Change of Name or Location of Loan Files. The Seller shall not change its name, move the location of its principal place of business and chief executive office, or change the jurisdiction of its formation, unless the Seller gives written notice thereof to the Buyer and the Administrative Agent and takes all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest (subject to Permitted Liens) of the Buyer and the Collateral Agent, for the benefit of the Secured Parties, in the Transferred Assets.

(b)Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Transferred Assets by the Seller to the Buyer; provided that for federal income tax reporting purposes, the Buyer is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Buyer hereunder will not be recognized

ARTICLE VI

REPURCHASE AND SUBSTITUTION OF TRANSFERRED ASSETS

Section 6.01.    Seller’s Optional Right to Repurchase Collateral Loans.

(a)So long as the Seller is permitted to do so pursuant to Section 10.03 of the Credit Agreement, the Seller may, subject to the conditions set forth in Section 10.03 of the Credit Agreement (as such conditions relating to the Buyer are satisfied by the Buyer) and this Section 6.02, repurchase any Collateral Loan, provided that no such repurchase shall occur unless each of the following conditions is satisfied as of the date thereof:

(i)the limits set forth in Section 10.03 of the Credit Agreement applicable to any such repurchase are satisfied; and

(ii)the Seller shall deposit in the Collection Account the Repurchase Price with respect to such Collateral Loan as of the date of such repurchase.

(b)The Seller (or the Servicer on behalf of the Seller) shall determine each component of the Repurchase Price and shall notify the Buyer of each thereof and of the Repurchase Price with respect thereto should the Seller elect to exercise its repurchase option. No later than ten (10) Business Days after receipt of such information, the Seller may, at its option, by written notice to the Buyer, the Servicer, the Collateral Agent and the Administrative Agent, elect to exercise its right to repurchase such Collateral Loan and, on such date or within five (5) Business Days thereafter, repurchase such Collateral Loan. Failure by the Seller to exercise such option to repurchase any Collateral Loan at any time shall not affect the ability of the Seller to exercise such right at a later date with respect to such Collateral Loan provided the Repurchase Price is redetermined at such later time.

(c)Contemporaneously with the receipt of the Repurchase Price, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to the related Collateral Loan repurchased by the Seller pursuant to Section 6.02(a), and the Buyer shall cause the Collateral Agent to release the Lien of the Credit Agreement thereon.

Section 6.03.    Warranty Collateral Loans. Notwithstanding any provision of this Agreement or the Credit Agreement to the contrary, the Seller agrees that, in the event of a material breach of any representation or warranty applicable to any Collateral Loan set forth in Sections 4.01 or 4.02 of this Agreement, in each case as of the Purchase Date with respect thereto, and solely to the extent such representation or warranty relates to the Seller’s title to the applicable Collateral Loan or its ability to transfer or assign such Collateral Loan hereunder (each such Collateral Loan, a “Warranty Collateral Loan”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of a responsible officer of the Seller and (y) receipt by a responsible officer of the Seller of written notice thereof given by the Buyer, the Collateral Agent or any other Secured Party, the Seller shall either (a) deposit in the Collection Account the Repurchase Price with respect to such Collateral Loan to which such breach relates and contemporaneously with the receipt of the Repurchase Price, the Buyer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, all the right, title and interest of the Buyer in and to such Warranty Collateral Loan, and the Buyer shall cause the Collateral Agent to release the Lien of the Credit Agreement thereon or (b) subject to the conditions set forth in Section 10.03 of the Credit Agreement, replace any Collateral Loan with one or more other Collateral Loans; provided, further, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Loan (and such Collateral Loan shall cease to be a Warranty Collateral Loan) if, on or before the expiration of such 30 day period, such applicable representations and warranties in Sections 4.01 or 4.02 of this Agreement with respect to such Warranty Collateral Loan shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Loan as if such Warranty Collateral Loan had been conveyed to the Buyer on such day.

ARTICLE VII

MISCELLANEOUS

Section 7.01.    Amendments and Waivers.

Except as provided in this Section 7.01, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and Seller and consented to in writing by the Administrative Agent, other than an amendment to this Agreement to incorporate by reference and/or amend a Loan List on the related Purchase Date.
Section 7.02    Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, e-mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail or by facsimile mail, when electronic confirmation or verbal communication of receipt is obtained.
Section 7.03.    Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 7.04.    Governing Law; Submission to Jurisdiction; Etc.

(a)Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b)Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 7.05.    Non-Petition. The Seller hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Buyer or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto and the termination of all Individual Lender Maximum Funding Amounts under the Credit Agreement. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. Each of the Buyer, the Collateral Agent and the Administrative Agent may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Buyer shall promptly object to the institution of any bankruptcy, winding up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 7.05 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Buyer or against the Buyer by any Person other than a party hereto.

Section 7.06.    Recourse Against Certain Parties. Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Seller contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee, advisor or agent of the Seller or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Seller and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee, advisor or agent of the Seller or any of its Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Seller of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee, advisor or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 7.07.    Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith (including, without limitation, the Facility Documents) contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
Section 7.08.    Headings, Exhibits and Schedules.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The exhibits and schedules attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 7.09.    Collateral Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except with the consent of the other party and the Administrative Agent and as otherwise permitted by the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall collaterally assign all of its right, title and interest herein to the Collateral Agent for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon such collateral assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Collateral Agent for the benefit of the Secured Parties. The Collateral Agent, in such capacity, and the Administrative Agent shall each be a third party beneficiary hereof. The Collateral Agent on behalf of the Secured Parties under and in accordance with the Credit Agreement may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer.
Section 7.10.    No Waiver; Cumulative Remedies.

No failure on the part of the Buyer or the Seller to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.
OFSCC-FS HOLDINGS, LLC,
as the Seller By:

By: /s/ Tod K. Reichert
Name: Tod K. Reichert
Title: Managing Director

Address for Notices:

c/o OFS Capital Corporation
10 S Wacker Drive #2500
Chicago, IL 60606
Attention: Tod K. Reichert
Tel: (847) 734-2047
Email:    treichert@ofsmanagement.com

with a copy to:

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri
Telephone: (212) 698-3800

OFSCC-FS, LLC,
as the Buyer

By: /s/ Tod K. Reichert
Name: Tod K. Reichert
Title: Managing Director

Address for Notices:

c/o OFS Capital Corporation
10 S Wacker Drive #2500
Chicago, IL 60606
Attention: Tod K. Reichert
Tel: (847) 734-2047
Email:    treichert@ofsmanagement.com

with a copy to:

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri
Telephone: (212) 698-3800

[Signature Page to Loan Sale and Contribution Agreement]

Exhibit A
Form of Assignment
[ Date ]
In accordance with the Loan Sale and Contribution Agreement (together with all amendments and modifications from time to time thereto, the “Agreement”), dated as of June 20, 2019, made by and between the undersigned, OFSCC-FS HOLDINGS, LLC, as the Seller (together with its successors and permitted assigns, the “Seller”), and OFSCC-FS, LLC, as the Buyer (together with its successors and permitted assigns, the “Buyer”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Buyer, all of the Seller’s right, title and interest in and to the following (including, without limitation, all obligations of the lender to fund any Delayed Drawdown Collateral Loan conveyed by the undersigned to Buyer hereunder which obligations Buyer hereby assumes, but in each case above and below excluding the Excluded Amounts):
(i)the Collateral Loans listed on Schedule I attached hereto (which Schedule I is hereby incorporated by reference in and shall become part of the Loan List referred to as Schedule I in the Agreement), all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Purchase Date and all Collections and other recoveries thereon, in each case as they arise after the Purchase Date;

(ii)all Liens with respect to the Collateral Loans referred to in clause (i) above (except to the extent such Liens are held in a capacity as an administrative agent or collateral agent);

(iii)all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supportin or securing payment of the Collateral Loans referred to in clause (i) above (except to the extent the foregoing are held in a capacity as an administrative agent or collateral agent);

(iv)all Related Documents with respect to the Collateral Loans referred to in clause (i) above; and

(v)all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, proceeds and other property consisting of, arising out of, or related to the foregoing.

Capitalized terms used herein have the meaning given such terms in the Agreement.
This Assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in Article IV of the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed on the date written above.
OFSCC-FS HOLDINGS, LLC
By:    _________________________________
Name:    _________________________________
Title:     _________________________________

Schedule I
Loan List
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